Exhibit 99.1

SiTime Raises Revenue Guidance for the Third Quarter of 2020

SANTA CLARA, Calif., Aug. 31, 2020 – SiTime Corporation, (Nasdaq: SITM), a market leader in MEMS timing, today raised revenue guidance for the third quarter of 2020, ending September 30, 2020.

During SiTime’s financial results conference call on Aug. 5, 2020, the Company provided third quarter 2020 revenue guidance of between $28 million and $29 million. As of August 31, 2020, the Company now believes that revenue in the third quarter of 2020 will be at least 10% higher than its previous guidance, or between $31 million and $32 million, which includes initial revenue from a new design win at a large existing customer.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning our revised revenue guidance for the third quarter of 2020. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied.  These forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties, and are based solely upon information available to management as of the date of this press release.

In addition to the risks and uncertainties described above, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission(SEC), including our most recent Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 2, 2020; our most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 filed with the SEC on August 6, 2020; and risks set forth in any other filings we have made with the Securities and Exchange Commission.

All forward-looking statements are based on the estimates, projections and assumptions of management as of August 31, 2020, and SiTime is under no obligation to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

About SiTime

SiTime Corporation is a market leader in silicon MEMS timing. Our programmable solutions offer a rich feature set that enables customers to differentiate their products with higher performance, smaller size, lower power, and better reliability. With over 1.5 billion devices shipped, SiTime is changing the timing industry. For more information, visit https://www.sitime.com/.

Investor Relations Contacts:

Shelton Group

Leanne Sievers | Brett Perry

949-224-3874 | 214-272-0070

sheltonir@sheltongroup.com

SiTime Corporation

Art Chadwick

Chief Financial Officer

investor.relations@sitime.com